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                                                                      EXHIBIT 21

                   LIST OF SUBSIDIARIES OF NAVTEQ CORPORATION
                            (A DELAWARE CORPORATION)


1.  NAVTEQ North America, LLC (a Delaware limited liability company)
2.  NAVTEQ International, LLC (a Delaware limited liability company)
3.  NAVTEQ Kabushiki Kaisha (a Japan corporation)
4.  NAVTEQ Canada Inc. (an Ontario corporation)
5.  NAVTEQ B.V. (a Netherlands corporation)
6.  Navigation Technologies GmbH (an Austria corporation)
7.  NV Navigation Technologies SA (a Belgium corporation)
8.  Navigation Technologies S.A.S. (a France corporation)
9.  Navigation Technologies NavTech GmbH (a Germany corporation)
10. Navigation Technologies S.r.l. (an Italy corporation)
11. Navigation Technologies--Technologias de Navegacao, Unipessoal, Ltd (a Portugal corporation)
12. Navigation Technologies S.L. (a Spain corporation)
13. Navigation Technologies Sweden AB (a Sweden corporation)
14. NAVTEQ Switzerland GmbH (a Switzerland corporation)
15. NAVTEQ Ltd. (a United Kingdom corporation)
16. Navigation Technologies SRO (a Czech Republic corporation)